Exhibit 5
NYNEX Corporation
1113 Westchester Avenue White Plains NY 10604 3510
914 644 6424

Raymond F Burke
Executive Vice President and General Counsel

                                                              NYNEX Logo

                                                      January 19, 1994

NYNEX Corporation
1113 Westchester Avenue
White Plains, New York  10604

Dear Sirs:

         In connection with the proposed filing by NYNEX Corporation (the "Company") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 ("Registration Statement") relating to the registration of 200,000 shares of the Company's Common Stock (the "Shares") which may be purchased under the Upstate Partners Employees' Retirement Savings Plan
(the "Plan"), I am of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. The Plan has been duly adopted and issuance of the Shares has been duly authorized by the Company by appropriate corporate action.

         3. Upon issuance of the Shares and payment therefor in accordance with (a) the Plan and (b) the resolutions of the Board of Directors relating to the Plan and the offer and sale of the Shares, the Shares will be legally issued, fully paid and nonassessable.

         4. Upon issuance of the Shares and payment therefor in accordance with (a) the Plan and (b) the resolutions of the Board of Directors of the Company relating to the Plan and the offer and sale of the Shares, the Shares will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing with the Securities and Exchange Commission of this Opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Interests of Named Experts and Counsel."

                                            Very truly yours,

                                            RAYMOND F. BURKE
                                            Executive Vice President
                                            and General Counsel